Mercury Reports First Quarter Fiscal 2020 Results, Page 1

Exhibit 99.1

News Release

Mercury Systems Reports First Quarter Fiscal 2020 Results

First Quarter Highlights Include:
Record revenue increased 23% over prior year with 17% organic growth
Revenue, net income, adjusted EBITDA, EPS and adjusted EPS exceeded guidance
Record backlog increased 40% over prior year with a book-to-bill ratio of 1.22
American Panel Corporation acquisition completed

ANDOVER, Mass. October 29, 2019 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2020, ended September 27, 2019.
Management Comments
“The strong results for the first quarter of fiscal year 2020 highlight the continued momentum in the business,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We exceeded guidance for revenues, net income, adjusted EBITDA, EPS and adjusted EPS. Bookings exceeded $200 million for the second consecutive quarter generating a 1.22 book-to-bill ratio and record backlog. Organic revenue grew 17% and we continue to leverage our strong operating and free cash flow to invest in the organic growth of the business including the expansion of our trusted microelectronics business. Given our financial performance for the quarter coupled with the completion of our acquisition of American Panel Corporation, we are raising our guidance for the full fiscal year,” said Aslett.
First Quarter Fiscal 2020 Results
Total Company first quarter fiscal 2020 revenues were $177.3 million, compared to $144.1 million in the first quarter of fiscal 2019. The first quarter fiscal 2020 results included an aggregate of approximately $19.3 million of revenue attributable to the Germane Systems, GECO Avionics, The Athena Group, Syntonic Microwave and American Panel Corporation acquired businesses.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 2

Total Company GAAP net income for the first quarter of fiscal 2020 was $19.2 million, or $0.35 per share, compared to $7.5 million, or $0.16 per share, for the first quarter of fiscal 2019. Adjusted earnings per share (“adjusted EPS”) was $0.44 per share for the first quarter of fiscal 2020, compared to $0.39 per share in the first quarter of fiscal 2019.
First quarter fiscal 2020 adjusted EBITDA for the total Company was $36.7 million, compared to $31.6 million for the first quarter of fiscal 2019.
Cash flows from operating activities in the first quarter of fiscal 2020 were $24.3 million, compared to $20.0 million in the first quarter of fiscal 2019. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $14.7 million in the first quarter of fiscal 2020, compared to $16.3 million in the first quarter of fiscal 2019.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the first quarter of fiscal 2020 were $215.7 million, yielding a book-to-bill ratio of 1.22 for the quarter.
Mercury’s total backlog at September 27, 2019 was $711.8 million, a $203.9 million increase from a year ago. Of the September 27, 2019 total backlog, $499.2 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2020. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the First Quarter Fiscal 2020 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the second quarter of fiscal 2020 are to the quarter ending December 27, 2019 and to fiscal 2020 are to the fiscal year ending July 3, 2020.
For the second quarter of fiscal 2020, revenues are forecasted to be in the range of $185.0 million to $195.0 million. GAAP net income for the second quarter is expected to be approximately $13.9 million to $15.4 million, or $0.25 to $0.28 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the

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Mercury Reports First Quarter Fiscal 2020 Results, Page 3

period, an effective tax rate, excluding discrete items, of approximately 26% and approximately 55.0 million weighted average diluted shares outstanding. Adjusted EBITDA for the second quarter of fiscal 2020 is expected to be in the range of $38.5 million to $40.5 million. Adjusted EPS is expected to be in the range of $0.46 to $0.48 per share.
For the full fiscal year 2020, we currently expect revenue of $775.0 million to $790.0 million, and GAAP net income of $72.9 million to $77.8 million, or $1.32 to $1.41 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective tax rate of approximately 26% for the remainder of the year, excluding discrete items, and approximately 55.2 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $169.5 million to $175.5 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.03 to $2.11 per share.
Recent Highlights
October - Mercury announced a $15 million capital investment to expand its trusted custom microelectronics business, bringing cutting-edge commercial silicon technology to the Department of Defense (DoD). The technology is applicable to all defense platforms and programs and offers fast, affordable and secure and trusted chip-scale open system architecture (OSA) devices to accelerate future modernization efforts.
September - Mercury announced that William Conley, Ph.D., joined the Company as Senior Vice President and Chief Technology Officer, effective September 30, 2019. In this role, Dr. Conley will direct and accelerate Mercury’s technology vision and leadership in innovative technology that provides state-of-the-art solutions to the aerospace and defense industry.
September - Mercury announced the completion of its previously reported acquisition of American Panel Corporation (APC). Pursuant to the terms of the purchase agreement applicable to the acquisition, Mercury acquired APC for a purchase price of $100 million, subject to net working capital and net debt adjustments, which was entirely funded with cash on hand.
September - Mercury announced the EnterpriseSeries™ RES Aero rugged rackmount server product line that delivers enterprise-class data center-caliber processing to compute-intensive airborne applications. A completely fanless design enables optimal performance at high altitudes, while a specialized power supply is tailored to aircraft requirements.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 4

September - Mercury announced the second annual data security technology forum for the Commercial Solutions for Classified (CSfC) program with co-sponsor Tribalco LLC and participation from the National Security Agency (NSA). The event was held October 10, 2019 in Linthicum Heights, MD, and assembled the ecosystem of component suppliers, trusted integrators and key Department of Defense subject matter experts to share state-of-the-art CSfC solutions and program updates to companies implementing data-at-rest (DAR) and data-in-transit (DIT) security solutions.
September - Mercury announced the SpectrumSeries™ RFT-3200 downconverter and matching RFT-4200 upconverter, the industry’s first broadband frequency conversion products to allow the user to dynamically change the intermediate frequency (IF) on-the-fly. Designed to enable agile electronic warfare (EW) and electronic intelligence (ELINT) systems, these high-performance frequency converters offer customers the ability to dynamically respond to emerging electronic threats while also reducing upgrade costs through improved interoperability.
August - Mercury announced it won a $22 million order from a major defense prime contractor for high-performance airborne radar processing subsystems, another demonstration of the Company’s leading capability in providing the most secure, innovative technology solutions for defense applications. Quickly developed, these processors were designed using Mercury’s sensor open system architecture (SOSA)-compatible building blocks that feature the latest data center processing power and scalability required by next-generation radars. This multi-year order was received in the Company’s fiscal 2019 fourth quarter and is expected to be shipped over the next few years.
August - Mercury announced it received $9.2 million in orders from a leading defense prime contractor for rugged rackmount servers to be used in an airborne surveillance application. The orders were booked in the Company's fiscal 2019 third quarter and fiscal 2020 first quarter and are expected to be shipped over the next several quarters.
August - Mercury announced that after a comprehensive third-party audit, it has received a letter of assurance confirming it has satisfactory controls in place for 100% of the cybersecurity requirements of the Defense Federal Acquisition Regulation Supplement (DFARS) 252.204-7012 and the National Institute of Standards and Technology Special Publication (NIST SP) 800-171A.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 5

July - Mercury announced it received a $12 million follow-on order from a leading defense prime contractor for high-performance digital signal processing subsystems for an unmanned airborne intelligence, surveillance and reconnaissance (ISR) application. The order was booked in the Company’s fiscal 2019 fourth quarter and is expected to be shipped over the next several quarters.
July - Mercury announced that the Boston Business Journal (BBJ) recognized the company as one of the “Fastest Growing Public Companies in Massachusetts.” The company ranked 39th on the BBJ’s annual list based on its 2016 to 2018 revenue growth.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, October 29, 2019, at 5:00 p.m. ET to discuss the first quarter fiscal 2020 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast as well as the Company's earnings presentation that will be discussed on the call can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared

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Mercury Reports First Quarter Fiscal 2020 Results, Page 6

to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems® - Innovation That Matters®
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical mission processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical aerospace, commercial aviation, defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com and follow us on Twitter.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 7

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2020 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 27,	June 30,
	2019	2019

Assets
Current assets:
Cash and cash equivalents	$161,299	$257,932
Accounts receivable, net	108,904	118,832
Unbilled receivables and costs in excess of billings	68,568	57,387
Inventory	148,500	137,112
Prepaid income taxes	3,171	90
Prepaid expenses and other current assets	12,599	10,819
Total current assets	503,041	582,172

Property and equipment, net	65,946	60,001
Goodwill	617,175	562,146
Intangible assets, net	230,187	206,124
Operating lease right-of-use assets(1)	51,312	—
Other non-current assets	6,191	6,534
Total assets	$1,473,852	$1,416,977

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$34,940	$39,030
Accrued expenses(1)	21,741	18,897
Accrued compensation	28,154	28,814
Deferred revenues and customer advances	9,235	11,291
Total current liabilities	94,070	98,032

Deferred income taxes	18,028	17,814
Income taxes payable	1,172	1,273
Operating lease liabilities(1)	53,063	—
Other non-current liabilities	12,241	15,119
Total liabilities	178,574	132,238

Shareholders’ equity:
Common stock	545	542
Additional paid-in capital	1,049,952	1,058,745
Retained earnings	245,990	226,743
Accumulated other comprehensive loss	(1,209)	(1,291)
Total shareholders’ equity	1,295,278	1,284,739
Total liabilities and shareholders’ equity	$1,473,852	$1,416,977

(1) Effective July 1, 2019, the Company has adopted ASC 842 - Leases using the optional transition method. Prior periods were not changed. As a result of this adoption, the Company has recorded Right-of-use assets of $51.3 million and total Lease liabilities of $60.2 million, of which $7.1 million is included in Accrued Expenses, as of September 27, 2019.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	First Quarters Ended
	September 27, 2019	September 30, 2018
Net revenues	$177,304	$144,056
Cost of revenues(1)	98,904	82,473
Gross margin	78,400	61,583

Operating expenses:
Selling, general and administrative(1)	29,970	24,741
Research and development(1)	21,870	14,948
Amortization of intangible assets	7,019	7,181
Restructuring and other charges	648	504
Acquisition costs and other related expenses	1,417	399
Total operating expenses	60,924	47,773

Income from operations	17,476	13,810

Interest income	1,187	66
Interest expense	—	(2,259)
Other expense, net	(1,434)	(1,009)

Income before income taxes	17,229	10,608
Tax (benefit) provision	(2,018)	3,129
Net income	$19,247	$7,479

Basic net earnings per share:	$0.35	$0.16

Diluted net earnings per share:	$0.35	$0.16

Weighted-average shares outstanding:
Basic	54,388	47,048
Diluted	55,078	47,697

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$141	$252
Selling, general and administrative	$4,643	$3,884
Research and development	$875	$543

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Mercury Reports First Quarter Fiscal 2020 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	First Quarters Ended
	September 27, 2019	September 30, 2018
Cash flows from operating activities:
Net income	$19,247	$7,479
Depreciation and amortization	11,381	11,546
Other non-cash items, net	6,445	5,520
Changes in operating assets and liabilities	(12,763)	(4,516)

Net cash provided by operating activities	24,310	20,029

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(96,502)	(46,273)
Purchases of property and equipment	(9,595)	(3,727)

Net cash used in investing activities	(106,097)	(50,000)

Cash flows from financing activities:
Proceeds from employee stock plans	3	—
Borrowings under credit facilities	—	45,000
Payments of deferred financing and offering costs	—	(1,851)
Payments for retirement of common stock	(14,562)	(6,812)

Net cash (used in) provided by financing activities	(14,559)	36,337

Effect of exchange rate changes on cash and cash equivalents	(287)	(18)

Net (decrease) increase in cash and cash equivalents	(96,633)	6,348

Cash and cash equivalents at beginning of period	257,932	66,521

Cash and cash equivalents at end of period	$161,299	$72,869

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Mercury Reports First Quarter Fiscal 2020 Results, Page 11

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 12

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

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Mercury Reports First Quarter Fiscal 2020 Results, Page 13

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 27, 2019	September 30, 2018
Net income	$19,247	$7,479
Other non-operating adjustments, net	301	365
Interest (income) expense, net	(1,187)	2,193
Income tax (benefit) provision	(2,018)	3,129
Depreciation	4,362	4,365
Amortization of intangible assets	7,019	7,181
Restructuring and other charges	648	504
Impairment of long-lived assets	—	—
Acquisition and financing costs	2,236	1,043
Fair value adjustments from purchase accounting	—	620
Litigation and settlement expense, net	313	—
Stock-based and other non-cash compensation expense	5,776	4,743
Adjusted EBITDA	$36,697	$31,622

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2020 Results, Page 14

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 27, 2019	September 30, 2018
Cash provided by operating activities	$24,310	$20,029
Purchases of property and equipment	(9,595)	(3,727)
Free cash flow	$14,715	$16,302

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2020 Results, Page 15

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	First Quarters Ended
	September 27, 2019		September 30, 2018
Net income and earnings per share	$19,247	$0.35	$7,479	$0.16
Amortization of intangible assets	7,019		7,181
Restructuring and other charges	648		504
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,236		1,043
Fair value adjustments from purchase accounting	—		620
Litigation and settlement expense, net	313		—
Stock-based and other non-cash compensation expense	5,776		4,743
Impact to income taxes(1)	(10,849)		(3,073)
Adjusted income and adjusted earnings per share	$24,390	$0.44	$18,497	$0.39

Diluted weighted-average shares outstanding:		55,078		47,697

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2020 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	First Quarters Ended
	September 27, 2019	September 30, 2018
Organic revenue	$158,053	$135,062
Acquired revenue	19,251	8,994
Net revenues	$177,304	$144,056

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2020 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 27, 2019
Fiscal Year Ending July 3, 2020
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending		Fiscal Year Ending
	December 27, 2019(1)		July 3, 2020(1)
	Range		Range
	Low	High	Low	High

GAAP expectation -- Net income	$13,900	$15,400	$72,900	$77,800

Adjust for:
Other non-operating adjustments, net	—	—	300	300
Interest income, net	(500)	(500)	(2,800)	(2,800)
Income tax provision	4,900	5,400	17,100	18,200
Depreciation	5,100	5,100	20,800	20,800
Amortization of intangible assets	7,900	7,900	30,400	30,400
Restructuring and other charges	—	—	600	600
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	800	800	4,500	4,500
Fair value adjustments from purchase accounting	—	—	—	—
Litigation and settlement expense, net	—	—	300	300
Stock-based and other non-cash compensation expense	6,400	6,400	25,400	25,400
Adjusted EBITDA expectation	$38,500	$40,500	$169,500	$175,500

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2020 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 27, 2019
Fiscal Year Ending July 3, 2020
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Second Quarter Ending December 27, 2019(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$13,900	$0.25	$15,400	$0.28
Amortization of intangible assets	7,900		7,900
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	800		800
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	6,400		6,400
Impact to income taxes(2)	(3,900)		(3,900)
Adjusted income and adjusted earnings per share expectation	$25,100	$0.46	$26,600	$0.48

Diluted weighted-average shares outstanding expectation:		55,000		55,000

(1) Rounded amounts used.

(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2020 Results, Page 19

	Fiscal Year Ending July 3, 2020(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$72,900	$1.32	$77,800	$1.41
Amortization of intangible assets	30,400		30,400
Restructuring and other charges	600		600
Impairment of long-lived assets	—		—
Acquisition and financing costs	4,500		4,500
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	300		300
Stock-based and other non-cash compensation expense	25,400		25,400
Impact to income taxes(2)	(22,300)		(22,800)
Adjusted income and adjusted earnings per share expectation	$111,800	$2.03	$116,200	$2.11

Diluted weighted-average shares outstanding expectation:		55,200		55,200

(1) Rounded amounts used.

(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY